UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 13, 2012

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

143 Varick Street, New York, NY	10013
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	212-231-2000

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

           On December 13, 2012 Vertro, Inc., a wholly-owned subsidiary of Inuvo, Inc., entered into Amendment Number Three to Google Services Agreement Order Form and Amended and Restated Google Services Agreement pursuant to which the services term in each of the Google Services Agreement Order Form, effective January 1, 2009 (the “Order Form”), and the Amended and Restated Google Services Agreement, effective January 1, 2009 (the “GSA”), each as amended from time to time (together the “Agreement”) was extended for an additional month to an expiration date of January 31, 2013.  The Company remains in active discussions with Google regarding a long-term renewal of the Agreement.

The amendment is filed as Exhibit 10.29 to this report.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

10.29	Amendment Number Three to Google Services Agreement Order Form and Amended and Restated Google Services Agreement dated December 13, 2012 by and between Google Inc. and Vertro, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.
Date: December 19, 2012	By:	/s/ John Pisaris
John Pisaris, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.29	Amendment Number Three to Google Services Agreement Order Form and Amended and Restated Google Services Agreement dated December 13, 2012 by and between Google Inc. and Vertro, Inc.